UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

D-Wave Quantum Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices) (Zip Code)

(604) 630-1428
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On January 10, 2024, the Board of Directors (the “Board”) of D-Wave Quantum Inc. (the “Company”) appointed Former Department of Homeland Security Secretary Kirstjen Nielsen as an independent director, to hold office until the 2025 Annual Meeting of Stockholders or until her successor is duly elected and qualified, effective as of January 10, 2024.  Sec. Nielsen will serve on the Compensation Committee of the Board.   Sec. Nielsen will be compensated on the same basis as all other non-employee directors of the Company, as described under “Executive and Director Compensation” in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders.

Sec. Nielsen, 51, has served as President and Founder of Lighthouse Strategies, a technology consultancy, since 2019. From 2017 to 2019, Sec. Nielsen served as the sixth Secretary of the U.S. Department of Homeland Security to lead the 240,000 law enforcement, civilian, and military employees of the third largest cabinet agency and oversee development and expenditure of its $70 billion in total annual budget authority. As an attorney, public servant, successful entrepreneur, subject matter expert, and regular public speaker, she brings over two decades of domestic and international experience in the homeland and national security sectors and has advised governments, private sector companies, international organizations, and NGOs throughout her impressive career. Sec. Nielsen serves on the Board of Advisors for the Global and National Security Institute at the University of South Florida, as a Board Member of the Global Resilience Federation and the National Defense University Foundation Board, and as an Editorial Board member of Homeland Security Today. She co-chairs working groups on cyber and critical infrastructure security for the bipartisan Homeland Security Experts Group. Sec. Nielsen also sits on the Advisory Boards of several emerging technology companies as well as a variety of boards promoting government, nonprofit, and private sector security collaboration.  She holds a B.S. in Foreign Service from Georgetown University and a J.D. from the University of Virginia School of Law.

There are no transactions between Sec. Nielsen and the Company that would be reportable under Item 404(a) of Regulation S‑K. A copy of the press release announcing Sec. Nielsen's appointment as a director of the Company is attached as Exhibit 99.1 to this Report, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2024	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
Alan Baratz
President & Chief Executive Officer